UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 24, 2016

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

Chief Executive Officer Succession

On June 29, 2016, Summer Infant, Inc. (the “Company”) announced that its Board of Directors has approved the appointment of Mark Messner, 50, as the Company’s President and Chief Executive Officer effective July 13, 2016.  Mr. Messner will succeed Robert Stebenne, the Company’s current President and Chief Executive Officer.  Mr. Stebenne will continue to serve as a director of the Company.

Prior to joining the Company, Mr. Messner spent 13 years with Artsana USA, Inc. (Chicco), a manufacturer of baby care products under the Chicco brand.   Mr. Messner joined Artsana USA in 2003 as Vice President of Marketing & Product Development and served as Chief Operating Officer for three years before taking over as Chief Executive Officer in 2012.  Mr. Messner began his career in 1991 at Graco Children’s Products, Inc. (now part of Newell Brands).

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Messner entered into an employment agreement (the “Employment Agreement”).  The Employment Agreement has an initial term of two years, and automatically renews for successive one-year terms unless either party gives notice of non-renewal within 60 days of the expiration of the then current term, subject to earlier termination in accordance with the terms of the Employment Agreement.  Under the terms of the Employment Agreement, Mr. Messner will receive a base salary at an annual gross rate of $400,000, and will receive a signing bonus of $20,000.  For the Company’s 2016 fiscal year, Mr. Messner will be eligible to earn a bonus under a modified version of the Company’s 2016 annual short-term incentive plan (the “2016 STI”).  Under the 2016 STI, Mr. Messner will be eligible for a bonus based on the achievement of Company-wide performance metrics.  Assuming the performance metrics are met at target, Mr. Messner will be eligible to receive 80% of his base salary and up to a maximum of 200% of his base salary if performance metrics surpass target, with any bonus amount being prorated for the number of months he is employed in fiscal 2016.  The performance metrics and related weightings under the 2016 STI are as follows: adjusted EBITDA (30%), contribution margin (30%), operating cash flow (20%) and gross sales (20%).  Beginning in fiscal year 2017, Mr. Messner will be eligible to receive a target bonus of up to 80% of Mr. Messner’s base salary under the Company’s annual short-term incentive plan as determined by the Compensation Committee of the Board of Directors.

The Company or Mr. Messner may terminate the Employment Agreement upon 60 days’ prior notice for any reason.  If the Company terminates the Employment Agreement without cause or Mr. Messner terminates his employment for good reason, Mr. Messner is entitled to a severance payment in an amount equal to his base salary, paid over 12 months, provided he returns all Company property and executes a written release.  The Employment Agreement also contains non-competition and similar covenants which are in effect during Mr. Messner’s employment with the Company and for a period of 12 months following the termination of his employment under the Employment Agreement.

Mr. Messner is entitled to be reimbursed up to $60,000 per year for the cost of commuting from his Pennsylvania home to the Company’s Rhode Island headquarters.  Additionally, if Mr. Messner relocates to within 60 miles of Woonsocket, Rhode Island, then Mr. Messner will be entitled to the reimbursement of up to $20,000 in relocation expenses.  Mr. Messner is eligible to participate in the Company’s long-term incentive plan and any other bonus plans, as determined by the Compensation Committee of the Board, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees.

Upon the commencement of his employment, Mr. Messner will receive inducement equity grants as follows: (i) a stock option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on Mr. Messner’s start date; (ii) an inducement grant of 50,000 restricted shares of the Company’s common stock; and (iii) a grant of up to 100,000 performance-based restricted stock units (“RSUs”).  The stock option award and restricted share grant will vest in four equal yearly installments, subject to Mr. Messner’s continued employment.  The RSUs will vest upon the Company’s achievement of certain adjusted EBITDA margin goals during the Company’s 2017 and 2018 fiscal years, with 50,000 RSUs vesting if a specified margin is achieved in fiscal 2017 and 50,000 RSUs vesting if a specified margin is achieved in fiscal 2018.

The Company and Mr. Messner will also enter into a standard form of change in control agreement (“Change of Control Agreement”) on the effective date of his employment.  Under this agreement, Mr. Messner is entitled to certain payments and benefits if (1) there is a change of control and (2) within twelve months thereafter his employment is either (i) terminated by the Company or its successor, other than for cause or due to the death or disability, or (ii) Mr. Messner terminates his employment for good reason.  If these events occur, Mr. Messner will be entitled to a severance payment equal to 100% of his then current annual base salary, continued benefits, any earned or accrued bonus for the year in which he was terminated and the vesting period on any outstanding, unvested equity awards will be fully accelerated. The Change of Control Agreement also contains non-competition and similar covenants that remain in effect for a period of twelve months if payments are triggered under the agreement.

There is no arrangement or understanding between Mr. Messner and any other person pursuant to which Mr. Messner has been appointed as Chief Executive Officer. There are no family relationships between Mr. Messner and any of the Company’s directors or executive officers, and Mr. Messner is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.  A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
No.	Description
10.1	Employment Agreement, dated as of June 27, 2016, by and between Summer Infant, Inc. and Mark Messner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: June 29, 2016	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of June 27, 2016, by and between Summer Infant, Inc. and Mark Messner